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                                                                    EXHIBIT 24.1

                       THE GOODYEAR TIRE & RUBBER COMPANY

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, THE GOODYEAR TIRE & RUBBER COMPANY, a corporation organized and existing under the laws of the State of Ohio, and the undersigned directors and officers of THE GOODYEAR TIRE & RUBBER COMPANY, hereby constitute and appoint Richard J. Kramer, C. Thomas Harvie, Darren R. Wells and Thomas A. Connell, and any one or more of them, their true and lawful attorneys-in-fact and agents, to do any and all of the acts and things, and to execute any and all instruments, which said attorneys and agents or any one of them may deem necessary and advisable to enable said THE GOODYEAR TIRE & RUBBER COMPANY to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration, under the Securities Act of 1933, as amended, of up to a maximum of twelve million (12,000,000) shares of its Common Stock, without par value, which may be offered for sale in connection with the exercise of stock options and stock appreciation rights granted under, or issued pursuant to restricted stock grants and awards, performance grants and awards or other stock-based grants and awards made under, the 2005 PERFORMANCE PLAN OF THE GOODYEAR TIRE & RUBBER COMPANY and the resale of such shares by certain persons acquiring such shares; including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of THE GOODYEAR TIRE & RUBBER COMPANY, and the names of the undersigned directors and officers in the capacities indicated below, to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to said Registration Statement and to any and all instruments or documents filed as a part of or in connection with said Registration Statement or amendments thereto; and each of the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, and any one of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned have subscribed or caused to be subscribed these presents this 7th day of June, 2005.

Attest:                                  THE GOODYEAR TIRE & RUBBER COMPANY

/s/ C. Thomas Harvie                     By /s/  Robert J. Keegan
----------------------------                ------------------------------------
C. Thomas Harvie, Secretary                             Robert J. Keegan,
                                                   Chairman of the Board and
                                                    Chief Executive Officer

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Director, Chairman of
the Board and Chief
Executive Officer and President
(principal executive officer)           /s/ Robert J Keegan
                                        ----------------------------------------
                                                     Robert J Keegan

Executive Vice President
and Chief Financial Officer
(principal financial officer)           /s/ Richard J Kramer
                                        ----------------------------------------
                                                     Richard J Kramer

Vice President and Controller
(principal accounting officer)          /s/ Thomas A Connell
                                        ----------------------------------------
                                                     Thomas A Connell

Director                                /s/ James C Boland
                                        ----------------------------------------
                                                      James C Boland

Director                                /s/ John G Breen
                                        ----------------------------------------
                                                       John G Breen

Director                                /s/ Gary D Forsee
                                        ----------------------------------------
                                                      Gary D Forsee

Director                                /s/ William J Hudson, Jr
                                        ----------------------------------------
                                                   William J Hudson, Jr

Director                                /s/ Steven A Minter
                                        ----------------------------------------
                                                     Steven A Minter

Director                                /s/ Denise M Morrison
                                        ----------------------------------------
                                                    Denise M Morrison

Director                                /s/ Rodney O'Neal
                                        ----------------------------------------
                                                      Rodney O'Neal

Director                                /s/ Shirley D Peterson
                                        ----------------------------------------
                                                    Shirley D Peterson

Director                                /s/ Thomas H Weidemeyer
                                        ----------------------------------------
                                                    Thomas H Weidemeyer

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